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                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration No. 333-118832-06

                           $340,371,100 (APPROXIMATE)

                          SEQUOIA MORTGAGE TRUST 2005-1

                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

                                  JULY 11, 2005

         SECURITY                        PRICE PAID          PRICE RECEIVED
 SEQUOIA MORTGAGE TRUST 2005-1            98.5450%              98.6063%
 CLASS B-3 CERTIFICATES


         THE ABOVE REFERENCED SECURITIES WERE SOLD BY RWT HOLDINGS, INC., AT THE PRICE SET FORTH ABOVE TO GREENWICH CAPITAL MARKETS, INC. FOR SALE TO ACACIA CDO 8, LTD., AN EXEMPTED COMPANY INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ("ACACIA 8") AND PLEDGE BY IT TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE DATED AS OF JULY 14, 2005, AMONG ACACIA 8, ACACIA CDO 8, INC. AND THE TRUSTEE.

                                COMPANY CONTACT
                                 ANDREW SIRKIS
                                 (415) 389-7373
                             andy@redwoodtrust.com

The prospectus supplement dated January 20, 2005, should be read in its entirety by anyone considering an investment in the Securities being offered by RWT
                                 Holdings, Inc.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 OF THE PROSPECTUS
                                   SUPPLEMENT.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. OFFERS OF THESE SECURITIES ARE MADE BY PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THE
 PROSPECTUS SUPPLEMENT DATED JANUARY 20, 2005 OR THIS PROSPECTUS SUPPLEMENT ARE ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Supplement dated July 11, 2005
               to the Prospectus Supplement dated January 20, 2005